                                                                Exhibit 1




                                    TRW INC.

                    $500,000,000 Medium-Term Notes, Series C
                            Due Nine Months or More
                               From Date of Issue

                             Distribution Agreement


MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, New York 10036

J. P. MORGAN SECURITIES INC.
60 Wall Street
New York, New York 10260


SALOMON BROTHERS INC
Seven World Trade Center
New York, New York 10048                                     March 21, 1996
                                                         New York, New York
Dear Sirs:

                 TRW Inc., an Ohio corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale by the Company of up to U.S. $500,000,000 aggregate principal amount of its Medium-Term Notes Due Nine Months or more from Date of Issue (the "Notes"). The Notes will be issued under an Indenture dated as of May 1, 1986, between the Company and The Chase Manhattan Bank (National Association), as successor trustee (the "Trustee"), as supplemented by a First Supplemental Indenture dated as of August 24, 1989, between the Company and the Trustee (as so supplemented, the "Indenture"). Notes denominated in U.S. dollars will be issued in minimum denominations of U.S. $1,000 and in any denomination that is an integral multiple thereof.
Notes not denominated in U.S. dollars will be denominated as set forth in the applicable supplement to the Prospectus referred to below. Each Note will be represented by either a Global Security registered in the name of a nominee of The Depository Trust Company, as Depositary (a "Book-Entry Note"), or a certificate issued in definitive form (a "Certificated Note"), as set forth in the applicable supplement to the Prospectus referred to below. The Notes will be issued only in fully registered form and will have the annual interest rates, maturities and, if appropriate,
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other terms set forth in a supplement to the Prospectus referred to below.
Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by you and the Company (the "Procedures"). You and the Company agree to perform the respective duties and obligations specifically provided to be performed by you and the Company herein and in the Procedures. The Procedures may only be amended by written agreement of the Company and you after notice to, and with the approval of, the Trustee. For the purposes of this Agreement, the term "Agent" shall refer to any of you acting solely in the capacity as agent for the Company pursuant to Section 2(a) and not as principal (collectively, the "Agents"), the term the "Purchaser" shall refer to one of you acting solely as principal pursuant to Section 2(b) and not as agent, and the term "you" shall refer to you collectively whether at any time any of you is acting in both such capacities or in either such capacity; PROVIDED, HOWEVER, that for purposes of Sections 8 and 9 herein, any reference to the "Agent" or "Agents" shall refer to any or all of you (as applicable) whether acting in the capacity as agent for the Company or in the capacity as Purchaser.

                 SECTION 1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, you as set forth below in this
Section 1. Certain terms used in this Section 1 are defined in paragraph (c) hereof.

                 (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") registration statements on such Form (File Numbers: 33-42870 and 33-61711), including a basic prospectus relating to such registration statements, which have become effective, for the registration under the Act of $500,000,000 aggregate principal amount of debt securities (the "Securities"), including the Notes. Such registration statements, as amended at the date of this Agreement, meet the requirements set forth in Rule 415(a)(1)(ix) or (x) and comply in all other material respects with said Rule. The Company has included in such registration statements, or has filed or will file with the Commission pursuant to Rule 424, a supplement to the form of prospectus included in such registration statements relating to the Notes and the plan of distribution thereof (the "Prospectus Supplement"). In connection with the sale of Notes, the Company proposes to file
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         with the Commission pursuant to Rule 424 further supplements to the
         Prospectus Supplement specifying the interest rates, maturity dates and, if appropriate, other terms of the Notes sold pursuant hereto or the offering thereof.

                 (b) As of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission, as of the date of any Terms Agreement (as defined by Section 2(b)) and at the date of delivery by the Company of any Notes sold hereunder (a "Closing Date"), (i) the Registration Statement, as amended as of any such time, and the Prospectus, as supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective rules and regulations thereunder; (ii) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to
         (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any of you specifically for use in the Registration Statement or the Prospectus (or any supplement thereto).

                 (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this
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         Agreement is executed and delivered by the parties hereto.  "Basic
         Prospectus" shall mean the form of basic prospectus relating to the Securities contained in the Registration Statement at the Effective Date. "Prospectus" shall mean the Basic Prospectus as supplemented by the Prospectus Supplement. "Registration Statement" shall mean the registration statement No. 33-61711 and the registration statement
         No. 33-42870, as amended by such registration statement No. 61711, including incorporated documents, exhibits and financial statements, as amended at the Execution Time. "Rule 415" and "Rule 424" refer to such rules under the Act. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

                 (d) DUE INCORPORATION AND QUALIFICATION. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Ohio with corporate power and authority to own, lease and operate its properties and to conduct the business being conducted by it as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the Company is in good standing in the State of California and the Commonwealth of Virginia.

                 (e) INCORPORATED DOCUMENTS. The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and, when read together and with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

                 (f) FINANCIAL STATEMENTS. The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the consolidated results of their operations for the periods specified; and except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.

                 (g) LEGAL PROCEEDINGS; CONTRACTS. Except as may be set forth in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, against or affecting, the Company or any of its subsidiaries, which might, in the opinion of the Company, result in any material adverse change in the financial position of the Company and its subsidiaries taken as a whole, or might materially and adversely affect the assets of the Company and its subsidiaries taken as a whole; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations thereunder which have not been so filed.

                 (h) AUTHORIZATION AND VALIDITY OF THE NOTES. The Notes have been duly authorized for issuance and sale pursuant to this Agreement and, when issued, authenti-
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         cated and delivered pursuant to the provisions of this
         Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus or pursuant to any Terms Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to or affecting enforcement of creditors' rights or by general equity principles, and except further as enforcement thereof may be limited by (i) requirements that a claim with respect to any Notes denominated other than in United States dollars (or a foreign currency or currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or
         (ii) governmental authority to limit, delay or prohibit the making of payments in a foreign currency or currency units or payments outside the United States; the Notes and the Indenture will be substantially in the form heretofore delivered to the Agent and conform in all material respects to all statements relating thereto contained in the Prospectus; and the Notes will be entitled to the benefits provided by the Indenture.

                 (i) RELATIONS WITH CUBA. The Company is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA, and if the Company or any of its subsidiaries commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the Commencement Date, or if the information reported in the Prospectus, if any, concerning the business of the Company or any of its subsidiaries with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Florida Department of Banking and Finance (the "Department") notice of such business or change, as appropriate, in a form acceptable to the Department.

                 SECTION 2. APPOINTMENT OF AGENTS; SOLICITATION BY THE AGENTS OF OFFERS TO PURCHASE; SALES OF NOTES TO A PURCHASER.

                 (a) Subject to the terms and conditions set forth herein and subject to the reservation by the Company of
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                                                                               7


         the right to sell Notes directly to investors on its own behalf or through other agents, the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company.

                 On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures.

                 The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

                 The Company agrees to pay each Agent a commission on the Closing Date, with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in Exhibit B hereto of the aggregate principal amount of the Notes sold by the Company; PROVIDED, HOWEVER, that the commission payable by the Company to each Agent with respect to each such sale of Notes with maturities greater than 30 years will be negotiated at the time the Company determines to issue such Notes. Such commission shall be payable as specified in the Procedures.

                 Subject to the provisions of this Section and to the Procedures, offers for the purchase of Notes may be solicited by an Agent as agent for the Company at such time and in such amounts as such Agent deems advisable. The Company may from time to time offer Notes for sale otherwise than through an Agent. The Company reserves the right to solicit or accept offers to purchase Notes through an agent other than the Agents; PROVIDED, HOWEVER, that (i) in the case of a continuous offering by such agent, the Company has entered into a distribution agreement with such Agent with terms, conditions

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         and obligations substantially identical to this Agreement and the
         Company, promptly after entering into such distribution agreement, notifies the Agents that it has done so, or (ii) in the case of a specific purchase of Notes by such agent, the Company engages such agent at a commission that is the same as that contained in Exhibit B to this Agreement with respect to Notes of identical maturities, and the Company, promptly after making such sale, notifies the Agents that it has done so.

                 (b) Subject to the terms and conditions stated herein, whenever the Company and one of you determines that the Company shall sell Notes directly to you as Purchaser, each such sale of Notes shall be made in accordance with the terms of this Agreement and any supplemental agreement relating thereto between the Company and the Purchaser. Each such supplemental agreement (which may be an oral agreement between any Agent and the Company or may be written or transmitted by any generally accepted form of telecommunication) is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement between the Company and any Agent. Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. The Purchaser's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto, specify the principal amount of such Notes, the price to be paid to the Company for such Notes, the rate at which interest will be paid on the Notes, the Closing Date for such Notes, the place of delivery of the Notes and payment therefor, the method of payment, any provisions relating to the reoffering of the Notes and any requirements for the delivery of the opinions of counsel, the certificates from the Company or its officers, and the letter from the Company's independent public accountants, pursuant to Section 6(b). Each Agent may offer Notes it has purchased to other dealers, or may use a selling or dealer group in connection with the resale of the Notes purchased, subject to the Company's prior

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         approval.  Such Agent may sell Notes to any such approved dealer or selling or dealer group at a discount, and unless otherwise specified in the applicable Terms Agreement or Pricing Supplement, such discount will not be in excess of the discount to be received by such Agent from the Company.

                 Delivery of any certificates for Notes sold to the Purchaser pursuant to any Terms Agreement shall be made as agreed to between the Company and the Purchaser as set forth in the applicable Terms Agreement, not later than the Closing Date set forth in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the applicable Terms Agreement. Unless otherwise indicated in an applicable Terms Agreement, any Note sold to an Agent as principal shall be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity, and may be resold by such Agent as set forth herein.

                 SECTION 3. PROCEDURES FOR OFFERING AND SALE OF NOTES. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

                 SECTION 4.  AGREEMENTS.  The Company agrees with you that:

                 (a) The Company will use its reasonable best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus (except for an amendment or supplement relating to an offering of Securities other than the Notes) unless the Company has furnished each of you a copy for your review prior to filing and will not file any such proposed amendment or supplement (except for or relating to an offering of Securities other than the Notes) to which any of you reasonably objects. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission pursuant to Rule 424 within the time period prescribed. The Company will promptly advise each of you (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424, (iii) when, prior to the termination of the offering of the Notes, any amendment of the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                 (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, each of you shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented), (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to each of you in such quantities as you may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to each of you pursuant to this Section 4 in connection with the preparation or filing of such amendment or supple-ment are satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder.

                 (c) As soon as practicable, the Company will make generally available to its security holders and to each of you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                 (d) The Company will furnish to each of you and your counsel, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any supplement thereto as you may reasonably request.

                 (e) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as any of you may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, and will arrange for the determination of the legality of the Notes for purchase by institutional investors.

                 (f) The Company, whether or not any sale of the Notes is consummated, will pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto; (ii) the preparation, filing and printing of this Agreement; (iii) the preparation, printing, issuance and delivery of the Notes; (iv) the fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any Calculation Agent or Exchange Rate Agent; (v) the reasonable fees and disbursements of counsel to the Agents incurred in connection with the transactions contemplated hereby; (vi) the qualification of the Notes under securities laws in accordance with the provisions of paragraph (e) of this Section 4, including filing fees and the reasonable fees and disbursements of counsel to the

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         Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey; (vii) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by you of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes; (viii) the preparation, printing and delivery to you of copies of the Indenture; (ix) any fees charged by rating agencies for the rating of the Notes; (x) the fees and expenses, if any, incurred in connection with the listing of the Notes on any securities exchange; (xi) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.; and (xii) any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company.

                 (g) Each acceptance by the Company of an offer to purchase Notes and each delivery of Notes will be deemed to be a reconfirmation to you of the representations and warranties of the Company contained herein.

                 (h) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement relating to any offering of Securities other than the Notes or providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto), the Company will deliver or cause to be delivered promptly to each of you a certificate of the Company, signed by two officers, one of whom shall be the principal financial officer, treasurer or controller of the Company, and the other of whom shall be the chief executive officer, the chief operational officer, an executive vice president, the general counsel or any assistant or associate general counsel of the Company, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(d) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the Prospectus as amended

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         and supplemented to the time of the effectiveness of such
         amendment or the filing of such supplement.

                 (i) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto or (iii) setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, unless, in the case of clause (iii) above, in the reasonable judgment of any of you, such financial statements or other information are of such a nature that an opinion of counsel should be furnished), the Company shall furnish or cause to be furnished promptly to each of you a written opinion of the General Counsel, or any Associate or Assistant General Counsel authorized to sign such opinion, of the Company reasonably satisfactory to each of you, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to each of you, of the same tenor as the opinion referred to in Section 5(b) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish each of you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

                 (j) Each time that the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information, the Company shall cause its independent public accountants promptly to furnish each of you a letter, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the letter referred to in Section 5(e) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; PROVIDED, HOWEVER, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company's independent public accountants may limit the scope of such letter, which shall be reasonably satisfactory in form to each of you, to the unaudited financial statements, the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in the reasonable judgment of any of you, such letter should cover other information or changes in specified financial statement line items.

                 (k) Unless otherwise specified in the applicable Terms Agreement, during the period from and including the date of acceptance of an offer to and including the date of settlement of such trade, the Company shall not, without the prior consent of the Purchaser thereunder, issue or announce the proposed issuance of any of its debt securities, including Notes, with terms substantially similar to the Notes being purchased pursuant to such Terms Agreement.

                 (l) During the period when a prospectus relating to the Notes is required to be delivered under the Act, the Company will file promptly all documents required to be filed with the Commission under the Exchange Act.

                 (m) On or prior to the date on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the Exchange Act, the Company will furnish the information contained or to be contained in such announcement to each of you, confirmed in writing. The Company will also furnish to each of you copies of all other press releases or announcements to the general public relating to a material change or prospective change in the condition (financial, business or management) of the Company.

                 (n) The Company will as promptly as possible notify each of you in writing of any downgrading in the rating of the Notes or any other debt securities of the Company or of its receipt of any notice of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate the direction of a possible change in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Act, as soon as the Company learns of such downgrading or proposal to downgrade.

                 (o) On any Closing Date, the Company shall, if requested by the Agent that solicited or received the offer to purchase the Notes being delivered on such Closing Date, furnish such Agent with an opinion of the General Counsel, or any Associate or Assistant General Counsel authorized to sign such opinion of the Company, dated the Closing Date, to the effect set forth in clauses (i) and (iii) of
         Section 5(b), but modified, as necessary, to relate to the Prospectus as amended or supplemented at such Closing Date and except that such opinion shall state that the Notes being sold by the Company on such Closing Date, when delivered against payment therefor as provided in the Indenture and this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute the valid and legally binding obligations of the Company enforceable in accordance with their terms, subject only to the exceptions set forth in clause
         (iv) of Section 5(b), and will conform to the description thereof contained in the Prospectus as amended or supplemented at such Closing Date.

                 SECTION 5. CONDITIONS TO THE OBLIGATIONS OF THE AGENTS. The obligations of each Agent to solicit offers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission and as of each Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                 (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement as amended shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                 (b) The Company shall have furnished to each Agent the opinion of either the General Counsel or any Associate or Assistant General Counsel for the Company, dated the Execution Time, to the effect that:

                          (i) the Company is a corporation duly incorporated,
                 validly existing and in good standing under the laws of the State of Ohio, with full corporate power and authority to own its properties and conduct the business conducted by it as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in any jurisdiction where it has material property or assets, and is duly qualified to do business as a foreign corporation and is in good standing in each other jurisdiction where the character of its properties or the nature of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the financial condition, or the earnings, business affairs or business prospects of the Company and its Subsidiaries taken as a whole); and the Company is in good standing in the State of California and the Commonwealth of Virginia;

                          (ii) the Company's authorized equity capitalization
                 is as set forth in the Prospectus; and the Notes conform to the description thereof contained in the Prospectus (subject to the insertion in the Notes of the maturity dates, the interest rates and other similar terms thereof which will be described in supplements to the Prospectus as contemplated by the fourth sentence of Section 1(a) of this Agreement);

                          (iii) (if the Company has one or more Significant
                 Subsidiaries at the date of such opinion) each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, and is duly qualified to do business as a foreign corporation and is in good standing in any jurisdiction where such Significant Subsidiary has material property or assets, and is duly qualified to do business as a foreign corporation and is in good standing in each other jurisdiction where the character of its properties or the nature of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the financial condition, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole); all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable, and all of such capital stock, except for directors' qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity. For purposes of this paragraph a "Significant Subsidiary" shall mean a "significant subsidiary" as defined in Rule 405 of Regulation C under the Act;

                          (iv) the Indenture has been duly authorized, executed
                 and delivered by or on behalf of the Company, has been duly qualified under the Trust Indenture Act and, assuming the Indenture has been duly authorized, executed and delivered by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms except as the enforcement of remedies may be (i) limited by bankruptcy, insolvency, debtor reorganization, moratorium laws, or debtor relief proceedings or similar laws or proceedings affecting creditors' rights generally or (ii) subject to the effect of general principles of equity, whether applied by a court of law or equity; and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture except as the enforcement of remedies may be (i) limited by bankruptcy, insolvency, debtor reorganization, moratorium laws, or debtor relief proceedings or similar laws or proceedings affecting creditors' rights generally or (ii) subject to the effect of general principles of equity, whether applied by a court of law or equity;

                          (v) to the knowledge of such counsel, there is no
                 pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

                          (vi) the Registration Statement has become effective
                 under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement at the Effective Date or at the Execution Time contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that such counsel need express no opinion as to (A) that part of the Registration Statement, as amended, which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (B) the information contained in or omitted from the Registration Statement or any amendment thereof or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent specifically for use in the Registration Statement or any amendment thereof or the Prospectus;

                          (vii) this Agreement has been duly authorized,
                 executed and delivered by the Company;

                          (viii) no consent, approval, authorization or order
                 of any court or governmental agency or body is required for the consummation of the transactions contemplated herein except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the sale of the Notes as contemplated by this Agreement and such other approvals (specified in such opinion) as have been obtained;

                          (ix) neither the execution and delivery of the
                 Indenture, the issue and sale of the Notes, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under, the Amended Articles of Incorporation or Regulations of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its

                 Significant Subsidiaries is a party or bound, or any order or regulation known to such counsel to be applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its Significant Subsidiaries; and

                          (x) to the best knowledge of such counsel, no holders
                 of securities of the Company have rights to the registration of such securities under the Registration Statement.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Ohio or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Agent and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the date such opinion is rendered.

                 (c) Each Agent shall have received from Cravath, Swaine & Moore, counsel for the Agents, such opinion or opinions, dated the date hereof, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                 (d) The Company shall have furnished to each Agent a certificate of the Company, signed by two officers of the Company, one of whom shall be the principal financial officer, treasurer or controller of the Company, and the other of whom shall be the chief executive officer, an executive vice president, the general counsel or any assistant or associate general counsel of the Company, dated the Execution Time, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

                 (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date thereof with the same effect as if made on the date thereof and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

                 (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                 (iii) since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change in the financial condition, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

                 (e) At the Execution Time, Ernst & Young shall have furnished to each Agent a letter or letters (which may refer to letters previously delivered to the Agents), dated as of the Execution Time, in form and substance satisfactory to the Agents, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

                 (i) in their opinion the audited financial statements, financial statement schedules and pro forma financial statements, if any, included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                 (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, directors and executive committee of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements included or incorporated in the Prospectus, nothing came to their attention which caused them to believe that:

                          (1) any unaudited financial statements included or
                 incorporated in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

                          (2) with respect to the period subsequent to the date
                 of the most recent financial statements (other than any capsule information), audited or unaudited, in or incorporated in the Registration Statement and the Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the shareholders' investment of the Company as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement and the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year in net sales or other income, in earnings before income taxes or in total or per share amounts (primary and fully diluted) of earnings or net earnings of the

                 Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Agents; or

                          (3) the amounts included in any unaudited "capsule"
                 information included or incorporated in the Registration Statement and the Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

                 (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus and in Exhibit 12 to the Registration Statement, including the information included or incorporated in Item 1 (excluding information relating to backlog) and Items 6 and 7 of the Company's Annual Report on Form 10-K, incorporated in the Registration Statement and the Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Company's Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

                 (iv) if unaudited pro forma financial statements are included or incorporated in the Registration Statement and the Prospectus, on the basis of a reading of the unaudited pro forma financial statements, carrying out certain specified procedures, inquiries of certain officials of the Company and the acquired company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

                 References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

                 (f) Prior to the Execution Time, the Company shall have furnished to each Agent such further information, documents, certificates and opinions of counsel as the Agents may reasonably request.

                 If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Agents and counsel for the Agents, this Agreement and all obligations of any Agent hereunder may be canceled at any time by the Agents. Notice of such cancelation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                 The documents required to be delivered by this Section 5 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Agents, at Worldwide Plaza, 825 Eighth Avenue, New York, New York, on the date hereof.

                 SECTION 6. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of any related Terms Agreement and as of the Closing Date for such Notes, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

                 (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                 (b) If specified by any related Terms Agreement and except to the extent modified by such Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(d) (except that references to the Prospectus shall be to the Prospectus as supplemented at the time of execution of the Terms Agreement), (ii) the opinion of the General Counsel, an Associate General Counsel or an Assistant General Counsel for the Company, dated as of the Closing Date, to the effect set forth in Section 5(b), (iii) the opinion of Cravath, Swaine & Moore, counsel for the Purchaser, dated as of the Closing Date, to the effect set forth in Section 5(c), and (iv) the letter of Ernst & Young, independent accountants for the Company, dated as of the Closing Date, to the effect set forth in Section 5(e).

                 (c) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

                 If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and any Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancelation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                 SECTION 7. RIGHT OF PERSON WHO AGREED TO PURCHASE TO REFUSE TO PURCHASE. The Company agrees that any person who has agreed to purchase and pay for any Note, including a Purchaser and any person who purchases pursuant to a solicitation by any of the Agents, shall have the right to refuse to purchase such Note if, at the Closing Date therefor, either (a) any condition set forth in Section 5 or 6, as applicable, shall not be satisfied or (b) subsequent to the agreement to purchase such Note, any change, condition or development specified in subsections (b)(i) through (v) of
Section 10 hereto shall have occurred.

                 SECTION 8. INDEMNIFICATION. (a) INDEMNIFICATION OF THE AGENTS. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the Act as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                 (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by you), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

         PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or made in reliance upon the Trustee's Statement of Eligibility and Qualification under the Trust Indenture Act filed as an exhibit to the Registration Statement.

                 (b) INDEMNIFICATION OF COMPANY. Each Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense (including reimbursement of moneys paid pursuant to subsection (a) herein which are subsequently found to be indemnifiable under this subsection (b)) described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

                 (c) GENERAL. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                 SECTION 9. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and you shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Agents, as incurred, in such proportions that each Agent is responsible for that portion represented by each percentage that the total commissions and underwriting discounts received by such Agent to the date of such liability bears to the total sales price received by the Company from the sale of Notes to the date of such liability, and the Company is responsible for the balance; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Act shall have the same rights to contribution as you, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act shall have the same rights to contribution as the Company.

                 SECTION 10. TERMINATION. (a) TERMINATION OF THIS AGREEMENT. This Agreement may be terminated for any reason, at any time by either the Company with respect to any Agent or any Agent with respect to itself, upon the giving of 30 days' written notice of such termination to each other party hereto.

                 (b) TERMINATION OF A TERMS AGREEMENT. An Agent who is party to a Terms Agreement may terminate such Terms Agreement, immediately upon notice to the Company, at any time prior to the Closing Date relating thereto
(i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries shall have occurred the effect of which is, in the judgment of such Agent, so material and adverse to the Company and its subsidiaries taken as a whole as to make it impractical or inadvisable to proceed with the delivery of such Note or

(ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which shall be such as to make it, in the judgment of such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any applicable Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed any debt securities of the Company on what is commonly termed a "watch list" for possible downgrading, or (v) if there shall have come to the attention of such Agent any facts that would cause you to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

                 (c) GENERAL. In the event of any termination pursuant to paragraph (a), neither party will have any liability to the other party hereto, except that (i) each Agent shall be entitled to any commissions earned in accordance with the fourth paragraph of Section 2(a) hereof, (ii) if at the time of termination (a) you shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Section 4 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and

(iii) the covenant set forth in Section 4(m) hereof, the provisions of Section 4(f) hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 12 and 14 hereof shall remain in effect.

                 SECTION 11. STATUS OF THE AGENTS. Except when an Agent is purchasing Notes as a Purchaser pursuant to a Terms Agreement, in soliciting purchases of the Notes on behalf of the Company, the Agents are acting individually and not jointly and are acting solely as agent for the Company and not as principal. Each Agent will make all reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by the Agent and accepted by the Company, but such Agent shall have no liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default on its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and
(ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

                 SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(f) and 8 hereof shall survive the termination or cancelation of this Agreement.

                 SECTION 13. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to Morgan Stanley & Co. Incorporated, 1585 Broadway (2nd Floor), New York, New York 10036, attention of Managing Director, Continuously Offered Products (Telephone (212) 761-4000; Telecopy: (212) 761-0783) and Morgan Stanley & Co. Incorporated, 1585 Broadway (34th Floor), New York, New York 10036, attention of Peter Cooper, Investment Banking Information Center

(Telephone:  (212) 761-8385; Telecopy:  (212) 761-0260); J. P. Morgan
Securities Inc., 60 Wall Street, 3rd Floor, New York, New York 10260, attention of Medium-Term Note Desk (Telephone: (212) 648-0591; Telecopy: (212) 837-5909); Salomon Brothers Inc, Seven World Trade Center, 32nd Floor, New York, New York 10048, attention of Medium Term Note Department (Telephone:
(212) 783-6848; Telecopy: (212) 783-2274); notices to the Company shall be directed to it at TRW Inc., 1900 Richmond Road, Cleveland, Ohio 44124-3760, attention of Treasurer and attention of Secretary.

                 SECTION 14. PARTIES. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon you and the Company and your and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation, except as expressly contemplated in Section 7 herein. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

                 SECTION 15. GOVERNING LAW. This Agreement and the rights and obligations of the parties created hereby shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against any Agent in connection with or arising under this Agreement shall be brought solely in the state or Federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.


                               Very truly yours,

                               TRW INC.,

                                 by  /s/ William C. Seeger Jr.
                                     --------------------------
                                     Title:  Vice President and
                                             Treasurer


The foregoing Agreement is hereby confirmed and accepted as of the date hereof:



MORGAN STANLEY & CO. INCORPORATED,

  by /s/ Jim Glascott
    -------------------------
    Title:  Principal


J. P. MORGAN SECURITIES INC.,

  by /s/ Maria Sramek
    -------------------------
    Title:  Vice President


SALOMON BROTHERS INC,

  by /s/ Pamela Kendall
    -------------------------
    Title:  Vice President

                                                                       EXHIBIT A

                 The following terms, if applicable, shall be agreed to by you and the Company pursuant to each Terms Agreement:

                 Principal Amount:  $
                      (or principal amount of foreign currency)
                 Interest Rate:
                      If Fixed Rate Note, Interest Rate:

                      If Floating Rate Note:

                          Interest Rate Basis:
                          Initial Interest Rate:
                          Initial Interest Reset Date:
                          Spread and/or Spread Multiplier, if any:
                          Interest Rate Reset Month(s):
                          Interest Payment Month(s):
                          Index Maturity:
                          Maximum Interest Rate, if any:
                          Minimum Interest Rate, if any:
                          Interest Rate Reset Period:
                          Interest Payment Period:
                          Calculation Agent:

                      If Redeemable:

                          Initial Redemption Date:
                          Initial Redemption Percentage:
                          Annual Redemption Percentage Reduction:

                 Date of Maturity:
                 Purchase Price:  %
                 Provisions Relating to Reoffering, if any:
                 Closing Date, Time and Place:
                 Currency of Denomination:
                 Denominations (if currency is other than U.S.
                  dollar):
                 Currency Payment:
                 Additional Terms:

Also, agreement as to whether the following will be required, and if so, whether in modified form:

                 Officer's Certificate pursuant to Section 6(b)(i)
                   of the Distribution Agreement.
                 Legal Opinion pursuant to Section 6(b)(ii) of the
                   Distribution Agreement.
                 Legal Opinion pursuant to Section 6(b)(iii) of the
                   Distribution Agreement.
                 Comfort Letter pursuant to Section 6(b)(iv) of the
                   Distribution Agreement.

                                                                       EXHIBIT B

                                                                 COMMISSION
  MATURITY RANGES                                                      RATE
  ---------------                                                      ----
  More than 9 mos. to less than 1 yr.                                 .125%

  1 yr. to less than 18 mos.                                          .150

  18 mos. to less than 2 yrs.                                         .200

  2 yrs. to less than 3 yrs.                                          .250

  3 yrs. to less than 4 yrs.                                          .350

  4 yrs. to less than 5 yrs                                           .450

  5 yrs. to less than 6 yrs.                                          .500

  6 yrs. to less than 7 yrs.                                          .550

  7 yrs. to less than 8 yrs.                                          .600

  8 yrs. to less than 9 yrs.                                          .600

  9 yrs. to less than 10 yrs.                                         .600

  10 yrs. to less than 15 yrs.                                        .625

  15 yrs. to less than 20 yrs.                                        .700

  20 yrs. to 30 yrs.                                                  .750

                   MEDIUM-TERM NOTE ADMINISTRATIVE PROCEDURES
                     FOR FIXED RATE AND FLOATING RATE NOTES
                         (Dated as of March 21, 1996)


                 Medium-Term Notes (the "Notes") in the aggregate principal amount of up to U.S. $500,000,000 are to be offered on a continuing basis by TRW Inc. (the "Company") through Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Salomon Brothers Inc who, as agents (each an "Agent", and, collectively, the "Agents"), have agreed to use their best efforts to solicit offers to purchase the Notes from the Company. The Agents may also purchase Notes as principal for resale.

                 The Notes are being sold pursuant to a Distribution Agreement between the Company and the Agents, dated as of March 21, 1996 (the "Distribution Agreement"). The Notes will be issued pursuant to an Indenture dated as of May 1, 1986, between the Company and The Chase Manhattan Bank (National Association), as successor trustee (the "Trustee") as amended and supplemented by a First Supplemental Indenture dated as of August 24, 1989, between the Company and the Trustee (as so amended and supplemented, the "Indenture"). Pursuant to Sections 3.01, 3.03 and 5.02 of the Indenture, the Trustee will act as paying agent and registrar for the Notes (hereinafter, when acting in such capacity, the "Paying Agent") and as calculation agent (the "Calculation Agent"). Registration Statements on Form S-3 (File Numbers:
33-42870 and 33-61711) (collectively, the "Registration Statement", which term shall include any additional registration statements filed in connection with the Notes as provided in the introductory paragraph of the Distribution Agreement) with respect to the Notes has been filed with the Securities and Exchange Commission (the "Commission"). The most recent basic Prospectus included in the Registration Statement, as supplemented with respect to the Notes, is herein referred to as the "Prospectus Supplement". The accompanying supplement to the Prospectus Supplement with respect to the specific terms of the Notes is herein referred to as the "Pricing Supplement".

                 The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes (each, a "Book-Entry Note") delivered to the Paying Agent, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form delivered to the purchaser thereof or a person designated by such purchaser. Owners of beneficial interests in Notes issued in book-entry form will be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture and the Prospectus Supplement.

                Administrative procedures and specific terms of the offering are explained below.

                 General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the administrative procedures set forth in
Part II hereof and Notes issued in certificated form will be issued in accordance with the administrative procedures set forth in Part III hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes (which in the case of Notes issued in book-entry form shall be the related Book-Entry Note) as the case may be.


                 PART I:  PROCEDURES OF GENERAL APPLICABILITY

Date of Issuance/
Authentication:       Each Note will be dated as of the date of its
                      authentication by the Trustee. Each Note shall also bear an original issue date (the "Original Issue Date") which shall be the settlement date relating to such Note. The
                      Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:           Each Note will mature on a date selected by the purchaser
                      and agreed to by the Company which is not less than nine months from its Original Issue Date; PROVIDED, HOWEVER, that Notes bearing interest at rates determined by reference to selected indices ("Floating Rate Notes") will mature on an Interest Payment Date.

Registration:         Notes will be issued only in fully registered form.

Calculation of
Interest:             In the case of Fixed Rate Notes, interest (including
                      payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months.
                      In the
                      case of Floating Rate Notes, interest will be calculated and paid on the basis of the actual number of days in the interest period divided by 360 or by the actual number of days in the year, in the case of Treasury Rate Notes and CMT Rate Notes.

Acceptance and
Rejection of
Offers: The Company shall have the sole right to accept offers to purchase Notes from the Company and may reject any such offer in whole or in part. The Agents shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes from the Company received by it. The Agents shall have the right, in their discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Notes in whole or in part.

Preparation
of Pricing
Supplement:           If any offer to purchase a Note is accepted by the
                      Company, the Company, with the approval of the Agent which presented such offer (the "Presenting Agent"), will prepare a Pricing Supplement reflecting the terms of such Note and file such Pricing Supplement relating to the Notes and the plan of distribution thereof (the
                      "Supplemented Prospectus"), with the Commission in accordance with Rule 424 under the Act and will supply by next day mail or telecopy at least one copy thereof (and additional copies if requested) to the Presenting Agent to arrive no later than 11:00 a.m. on the Business Day following the trade date. The Presenting Agent will cause a stickered Supplemented Prospectus to be delivered to the purchaser of the Note. Such Supplemented
                      Prospectus will be delivered to the Presenting Agent at the following applicable address: Morgan Stanley & Co.
                      Incorporated, Fixed Income, 1585 Broadway (4th Floor),
                      New York, NY 10036, attention of Carlos Cabrera,
                      Telephone: (212) 761-1316, Telecopy: (212) 761-0086;
                      J.P. Morgan Securities Inc.,

                      Documentation Group (Third Floor), 60 Wall Street, New York, NY 10260, attention of Karen Giles, Telephone:
                      (212) 648- 1606, Telecopy:  (212) 648-5151; and Salomon
                      Brothers Inc, TPOD-Balancing Operations, 8800 Hidden River Parkway, Tampa, FL 33637, attention of Enrique Castro, Telephone: (813) 558-7165, Telecopy: (813) 558-4123.

                      In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to Supplemented Prospectuses prior to their use. Outdated Pricing Supplements, and the Supplemented Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Settlement:           The receipt of immediately available funds by the Company
                      in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute
                      "settlement". Offers accepted by the Company will be settled three Business Days from the trade date or at a time as the purchaser and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement Procedures" with respect to Book-Entry Notes and Certificated Notes, respectively. If procedures A and B of the applicable
                      Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable "Settlement Procedures Timetable," such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Company shall agree.

                      In the event of a purchase of Notes by any Agent as principal, appropriate settlement details will be as agreed between the Agent and the Company pursuant to the applicable Terms Agreement. Such settlement details shall include confirmation by the Company of the terms of such purchase to the Agent.

Procedure for
Changing Rates
or Other
Variable Terms:       When a decision has been reached to change the interest
                      rate or any other variable term on any Notes being sold by the Company, the Company will promptly advise the Agents and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company advises the Agents of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes.
                      Until such time only "indications of interest" may be recorded. Immediately after acceptance by the Company of an offer to purchase at a new interest rate or new variable term, the Company, the Presenting Agent and the Paying Agent shall follow the procedures set forth under the applicable "Settlement Procedures". The foregoing procedure for changes shall in no way affect the Company's right to suspend all solicitations of offers to purchase Notes as set forth in the Distribution
                      Agreement.

Suspension of
Solicitation;
Amendment or
Supplement:           The Company may instruct the Agents to suspend
                      solicitation of purchases at any time. Upon receipt of such instructions the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised them that solicitation of offers to purchase may be resumed. If the Company decides to amend the Registration Statement
                      (including incorporating any documents by reference therein) or supplement any of such documents (other than to change rates or other variable terms), it will promptly advise the Agents and will furnish the Agents and their counsel with copies of the proposed amendment
                      (including any document proposed to be incorporated by reference therein) or supplement (except an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes). One copy of such filed document, along with a copy of the cover letter sent to the Commission, will be delivered or mailed to the Agents at the following respective addresses: Morgan Stanley
                      & Co. Incorporated, Managing Director, Continuously
                      Offered Products, 1585 Broadway, New York, New
                      York 10036, with a copy to: Morgan Stanley & Co.
                      Incorporated, 1585 Broadway, New York, NY 10036, attention of Peter Cooper, Investment Banking
                      Information Center; J.P. Morgan Securities, Inc.,
                      Documentation Unit, 60 Wall Street (3rd Floor), New
                      York, NY 10036, attention of Karen Giles; and Salomon
                      Brothers Inc, Seven World Trade Center, New York, NY
                      10048, attention of Medium-Term Note Department.

                      In the event that at the time the solicitation of offers to purchase from the Company is suspended (other than to change interest rates or other variable terms) there shall be any orders outstanding which have not been settled, the Company will promptly advise the Agents and the Paying Agent whether such orders may be settled and which copies of the Prospectus may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of
Prospectus:           A copy of the most recent Prospectus, Prospectus
                      Supplement and Pricing Supplement must accompany or precede the earlier of (a) the written confirmation of a sale sent to a customer or his Agent and (b) the delivery of Notes to a customer or his Agent.

Authenticity of
Signatures:           The Agents will have no obligations or liability to the
                      Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

Documents
Incorporated
by Reference:         The Company shall supply the Agents with an adequate
                      supply of all documents incorporated by reference in the Registration Statement.

Business Day:         "Business Day" means any day, other than a Saturday or
                      Sunday, that meets each of the following applicable requirements: the day is (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York and (b) if the Note is denominated in a Specified Currency other than U.S. Dollars, (i) not a day on which banking institutions are authorized or required by law or regulation to close in the major financial center of the country issuing the Specified Currency (which in the case of ECU shall be as determined by the ECU Banking
                      Association in Paris) and (ii) a day on which banking institutions in such financial center are carrying out transactions in such Specified Currency and, (c) with respect to LIBOR Notes, a London Banking Day. "London
                      Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Trustee Not to
Risk Funds:           Nothing herein shall be deemed to require the Trustee or
                      the Paying Agent to risk or expend its own funds in connection with any payment to the Company, DTC, any holder of a Note or the Agents, it being understood by all parties that payments made by the Trustee or the Paying Agent to the Company, DTC, any holder of a Note or the Agents shall be made only to the extent that funds are provided to the Trustee or the Paying Agent for such purpose.

            PART II:  PROCEDURES FOR NOTES ISSUED IN BOOK-ENTRY FORM

                 In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC, dated March 21, 1996, and a Medium-Term Note Certificate Agreement, dated March 10, 1989, between the Trustee and DTC and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:             All Fixed Rate Notes issued in book-entry form having the
                      same Original Issue Date, interest rate, and Stated
                      Maturity (collectively, the "Fixed Rate Terms") will be represented initially by a single global security in fully registered form without coupons (each, a "Book-Entry Note"); and all Floating Rate Notes issued in book-entry form having the same Original Issue Date, base rate upon which interest may be determined (each, a "Base
                      Rate"), which may be the Commercial Paper Rate, LIBOR, any other rate set forth by the Company, Initial Interest
                      Rate, Index Maturity, Spread and/or Spread Multiplier, if any, minimum interest rate, if any, maximum interest rate, if any, and Stated Maturity (collectively, "Floating Rate Terms") will be represented initially by a single Book-Entry Note. Unless otherwise specified in the applicable Pricing Supplement, all Notes which are DTC eligible will be issued as Book-Entry Notes.

                      Each Book-Entry Note will be dated and issued as of the date of its authentication by the Paying Agent. Each Book-Entry Note will bear an Interest Accrual Date, which will be (a) with respect to an original Book-Entry Note (or any portion thereof), its Original Issue Date and (b) with respect to any Book-Entry Note (or portion thereof) issued subsequently upon exchange of a Book-Entry Note or in lieu of a destroyed, lost or stolen Book-Entry Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Book-Entry Note or Notes (or if no such payment or provision has been made, the Original Issue Date of the predecessor Book-Entry Note or Notes), regardless of the date of authentication of such subsequently issued Book-Entry Note. No Book-Entry Note shall represent any Note issued in certificated form.

Identification:       The Company has arranged with the CUSIP Service Bureau of
                      Standard & Poor's corporation (the "CUSIP Service
                      Bureau") for the reservation of approximately 900 CUSIP numbers which have been reserved for future assignment to Book-Entry Notes representing Notes issued in book-entry form and the Company has delivered to the Trustee and DTC an initial written list of 900 of such CUSIP numbers.
                      The Company will assign CUSIP numbers to Book-Entry Notes as described below under Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Book-Entry
                      Notes.  At any time when fewer than 100 of the reserved
                      CUSIP numbers remain unassigned to Book-Entry Notes, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Book-Entry
                      Notes representing Notes issued in book-entry form. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC, if requested.

Registration:         Each Book-Entry Note will be registered in the name of
                      Cede & Co., as nominee for DTC, on the register maintained by the Paying Agent under the Indenture. The beneficial owner of a Note issued in book-entry form
                      (I.E., an owner of a beneficial interest in a Book-Entry
                      Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:            Transfers of a Book-Entry Note will be accomplished by
                      book entries made by DTC and, in turn, by participants
                      (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

Exchanges:            The Trustee may deliver to DTC and the CUSIP Service
                      Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Book-Entry Notes outstanding on such date that represent Book-Entry Notes having the same Fixed Rate Terms or Floating Rate Terms (other than
                      Original Issue Dates), as the case may be, and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest
                      Payment Date for the related Notes issued in book-entry form, on which such Book-Entry Notes shall be exchanged for a single replacement Book-Entry Note; and (c) a new
                      CUSIP number, obtained from the Company, to be assigned to such replacement Book-Entry Note. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Book-Entry
                      Notes for a single Book-Entry Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Book-Entry
                      Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.
                      Notwithstanding the foregoing, if the Book-Entry Notes to be exchanged exceed $200,000,000 in aggregate principal amount, one replacement Book-Entry Note will be authenticated and issued to represent $200,000,000 of principal amount of the exchanged Book-Entry Notes and an additional Book-Entry Note or Notes will be authenticated and issued to represent any remaining principal amount of such Book-Entry Notes (See
                      "Denominations" below).

Denominations:        All Notes issued in book-entry form will be denominated
                      in U.S. dollars. Notes issued in book-entry form will be issued in denominations of $1,000 and any integral multiple thereof. Book-Entry Notes will be denominated in principal amounts not in excess of $200,000,000. If one or more Notes issued in book-entry form having an aggregate principal amount in excess of $200,000,000 would, but for the preceding sentence, be represented by a single Book-Entry Note, then one Book-Entry Note will be issued to represent $200,000,000 principal amount of such Note or Notes issued in book-entry form and an additional Book-Entry Note or Notes will be issued to represent any remaining principal amount of such Note or Notes issued in book-entry form. In such a case, each of the Book-Entry Notes representing such Note or Notes issued in book-entry form shall be assigned the same
                      CUSIP number.

Interest:             GENERAL.  Interest on each Note issued in book-entry form
                      will accrue from the Interest Accrual Date of the Book-Entry Note representing such Note. Each payment of interest on a Note issued in book-entry form will include interest accrued through the day preceding, as the case may be, the Interest

                      Payment Date (PROVIDED that in the case of Floating Rate Notes which reset daily or weekly interest payments will include interest accrued to but excluding the Regular Record Date immediately preceding the Interest Payment
                      Date), or Stated Maturity (each Stated Maturity is referred to herein as a "Maturity"). Interest payable at Maturity of a Note issued in book-entry form will be payable to the Person to whom the principal of such Note is payable. DTC will arrange for each pending deposit message described under Settlement Procedure C below to be transmitted to Standard & Poors, which will use the information in the message to include certain terms of the related Book-Entry Note in the appropriate daily bond report published by Standard & Poor's.

                      REGULAR RECORD DATES. The Regular Record Date with respect to any Interest Payment Date for a Fixed Rate Note shall be the March 31 or September 30 preceding such Interest Payment Date. The Regular Record Date with respect to any Interest Payment Date for a Floating Rate Note shall be the date 15 calendar days (whether or not a Business Day) preceding such Interest Payment Date.

                      INTEREST PAYMENT DATES. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; PROVIDED, HOWEVER, the first payment of interest on any Book-Entry Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next Regular Record Date.

                      If an Interest Payment Date with respect to any Floating Rate Note issued in book-entry form would otherwise fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Note, except that in the case of a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a London Business Day.

                      FIXED RATE NOTES. Interest payments on Fixed Rate Notes issued in book-entry form will be made semiannually on April 15 and October 15 of each year and at Maturity.

                      FLOATING RATE NOTES. In the case of the Floating Rate Notes issued in book-entry form which reset daily or weekly, interest payments shall include accrued interest from, and including, the date of issue or from, but excluding, the last date in respect of which interest has been accrued and paid, as the case may be, through, and including, the Regular Record Date, except that at maturity the interest payable will include interest accrued to, but excluding, the maturity date. For additional special provisions relating to Floating Rate Notes, see the Prospectus Supplement.

                      NOTICE OF INTEREST RATES. On the first Business Day of each January, April, July and October of each year, the Paying Agent will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur during the six-month period beginning on such first Business Day with respect to Floating Rate Notes issued in book-entry form. Promptly after each Interest Determination Date for Floating Rate Notes issued in book-entry form, the Calculation Agent will notify Standard & Poor's of the interest rates determined on such Interest Determination Date.

Payments of
Principal and
Interest:             PAYMENTS OF INTEREST ONLY.  Promptly after each Regular
                      Record Date, the Paying Agent will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Book-Entry Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts.
                      DTC will confirm the amount payable on each Book-Entry
                      Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's. On such Interest Payment Date, the Company will pay to the Paying Agent, and the Paying Agent in turn will pay to DTC, such total amount of interest due (other than at Maturity), at the times and in the manner set forth below under "Manner of Payment".

                      PAYMENTS AT MATURITY. On or about the first Business Day of each month, the Paying Agent will deliver to the Company and DTC a written list of principal, interest and premium, if any, to be paid on each Book-Entry Note maturing either at Stated Maturity or on a Redemption Date in the following month. The Paying Agent, the Company and DTC will confirm the amounts of such principal and interest payments with respect to a Book-Entry Note on or about the fifth Business Day preceding the Maturity of such Book-Entry Note. At such Maturity, the Company will pay to the Paying Agent, and the Paying Agent in turn will pay to DTC, the principal amount of such Note, together with interest and premium, if any, due at such Maturity, at the times and in the manner set forth below under "Manner of Payment". If any Maturity of a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal, interest and premium, if any, due at the Maturity of such Book-Entry Note, the Paying Agent will deliver to the Trustee for cancelation such Book-Entry Note. The Trustee will cancel such Book-Entry Note and deliver it to the Company with an appropriate debit advice, together with a statement setting forth the principal amount of Notes issued and outstanding as of the related Maturity Date.

                      MANNER OF PAYMENT. The total amount of any principal, premium, if any, and interest due on Book-Entry Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Paying Agent in funds available for use by the Paying Agent as of 9:30 a.m., New York City time, on such date. The Company will make such payment on such Book-Entry Notes by instructing the Paying Agent to withdraw funds from an account maintained by the Company at the Paying Agent. The Company will confirm such instructions in writing to the Paying Agent. On such date or as soon as possible thereafter, the Paying Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Book-Entry Note on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor the Paying Agent shall have any responsibility or liability for the payment by DTC of the principal of, or interest on, the Book-Entry Notes to such Participants.

                      WITHHOLDING TAXES. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Acceptance and
Rejections of
Offers: The Company shall have the sole right to accept offers to purchase Notes from the Company and may reject any such offer in whole or in part. Each Agent shall promptly communicate to the Company, orally or in writing, each reasonable offer to purchase Book-Entry Notes from the Company received by it, other than those rejected by such Agent. The Agents shall have the right, in their discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Notes in whole or in part.

Settlement
Procedures:           Settlement Procedures with regard to each Note in
                      book-entry form sold by each Agent, as agent of the Company, will be as follows:

                      A.      The Agent will advise the Company by
                              telephone of the following Settlement
                              information, confirmed promptly thereafter by facsimile:

                              1.       Taxpayer identification number of
                                       the purchaser.

                              2.       Principal amount of the Note.

                              3.       Fixed Rate Notes:
                                          (a)     interest rate;
                                          (b)     sinking fund or redemption
                                                  date, if any; and
                                          (c)     sinking fund or redemption
                                                  prices, if any

                                       Floating Rate Notes:
                                          (a)     interest rate basis;
                                          (b)     initial interest rate;
                                          (c)     spread or spread multiplier,
                                                  if any;
                                          (d)     interest rate reset dates;
                                          (e)     interest rate reset period;
                                          (f)     interest payment dates;
                                          (g)     interest payment period;
                                          (h)     index maturity;
                                          (i)     calculation agent (if other
                                                  than the Trustee);
                                          (j)     maximum interest rate, if
                                                  any;
                                          (k)     minimum interest
                                                  rate, if any;

                                          (l)     calculation date;
                                          (m)     interest determination dates;
                                          (n)     sinking fund or redemption
                                                  date, if any; and
                                          (o)     sinking fund or redemption
                                                  prices, if any.

                              4.     Price to public of the Note.

                              5.     Trade date.

                              6.     Settlement Date (Original Issue
                                     Date).

                              7.     Maturity.

                              8.     Net proceeds to the Company.

                              9.     Agent's commission.

                      B. The Company will assign a CUSIP number to the Book-Entry Note representing such Note and then advise the Trustee by electronic transmission of the above settlement information received from the Presenting Agent, such CUSIP number and the name of the Agent.

                      C.     The Trustee will communicate to DTC
                             and the Agent through DTC's
                             Participant Terminal System, a pending
                             deposit message specifying the
                             following settlement information:

                             1.     The information set forth in
                                    Settlement Procedure A.

                             2.     Identification numbers of the
                                    participant accounts maintained
                                    by DTC on behalf of the Paying
                                    Agent and the Agent.

                             3.     Identification as a Fixed Rate
                                    Book-Entry Note or Floating Rate
                                    Book-Entry Note.

                             4.     Initial Interest Payment Date
                                    for such Note, number of days
                                    by which such date succeeds the
                                    related record date for DTC
                                    purposes (or, in the case of
                                    Floating Rate Notes which reset
                                    daily or weekly, the date five
                                    calendar days preceding the
                                    Interest Payment Date) and, if
                                    then calculable, the amount of
                                    interest payable on such
                                    Interest Payment Date (which
                                    amount shall have been
                                    confirmed by the Trustee).

                             5.     CUSIP number of the Book-Entry
                                    Note representing such Note.

                             6.     Whether such Book-Entry Note
                                    represents any other Notes
                                    issued or to be issued in
                                    book-entry form.

                      D.     The Company will complete and deliver
                             to the Trustee a Book-Entry Note
                             representing such Note in a form that
                             has been approved by the Company, the
                             Agents and the Paying Agent.

                     E.     The Trustee will authenticate the
                            Book-Entry Note representing such Note
                            and will register such Book-Entry
                            Note in the name of Cede & Co. as
                            nominee of DTC.  The Trustee will take
                            delivery thereof as agent for DTC.

                     F.     DTC will credit such Note to the
                            participant account of the Trustee
                            maintained by DTC.

                     G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Trustee's participant account and credit such Note to the participant account of the Presenting Agent maintained by DTC and
                            (ii) to debit the settlement account
                            of the Presenting Agent and credit the
                            settlement account of the Trustee
                            maintained by DTC in an amount equal
                            to the price
                            of such Note less such Agent's
                            commission.  Any entry of such a
                            deliver order shall be deemed to
                            constitute a representation and
                            warranty by the Trustee to DTC that
                            (i) the Book-Entry Note representing
                            such Note has been issued and
                            authenticated and (ii) the Trustee is
                            holding such Book-Entry Note pursuant
                            to the terms of any Medium-Term Note
                            Certificate Agreement outstanding
                            between the Trustee and DTC.

                     H.     The Presenting Agent will enter an
                            SDFS deliver order through DTC's
                            Participant Terminal System
                            instructing DTC (i) to debit such Note
                            to the Presenting Agent's participant
                            account and credit such Note to the
                            participant account of the
                            Participants maintained by DTC and
                            (ii) to debit the settlement accounts
                            of such Participants and credit the
                            settlement account of the Presenting
                            Agent maintained by DTC, in an amount
                            equal to the initial public offering
                            price of such Note.

                     I.     Transfers of funds in accordance with
                            SDFS deliver orders described in
                            settlement Procedures G and H will be
                            settled in accordance with SDFS
                            operating procedures in effect on the
                            Settlement Date.

                     J.     The Trustee will credit to an account
                            of the Company maintained at the
                            Trustee funds available for immediate
                            use in the amount transferred to the
                            Trustee in accordance with Settlement
                            Procedure G.

                     K.     Promptly after authentication of a
                            Note, the Trustee will send to the
                            Company a copy of the face of such
                            Note, together with a statement
                            setting forth the principal amount of
                            Notes issued and outstanding as of the
                            related Settlement Date.

                     L. The Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participant with respect to such Note a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such purchaser.

Settlement
Procedures
Timetable:           For orders of Notes accepted by the Company,
                     Settlement Procedures "A" through "L" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                     Settlement
                     Procedure          Time
                     ----------         ----
                     [S]                [C]
                     A-B                11:00 a.m. on the trade date
                      C                 2:00 p.m. on the trade date
                      D                 3:00 p.m. on the Business Day before
                                          Settlement Date
                      E                 9:00 a.m. on Settlement Date
                      F                 10:00 a.m. on Settlement Date
                     G-H                No later than 2:00 p.m. on Settlement
                                          Date
                      I                 4:45 p.m. on Settlement Date
                     J-L                5:00 p.m. on Settlement Date

                     If a sale is to be settled more than one Business Day after the trade date, Settlement Procedures A, B, and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such sale date. In connection with a sale which is to be settled more than one Business Day after the trade date, Settlement Procedures B and C shall be completed as soon as such rates have been determined, but no later than 11:00 a.m. and 2:00 p.m., New York City time, respectively, on the second Business Day before the Settlement Date. Settlement Procedure I is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                          Upon receipt of information that settlement of a Note issued in book-entry form has been rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancelation message to such effect by no later than 3:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:        If the Trustee fails to enter an SDFS deliver order
                          with respect to a Book-Entry Note issued in book-entry form pursuant to Settlement Procedure G, the Trustee may deliver to DTC, through DTC's
                          Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Book-Entry Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Book-Entry Note, the Trustee will mark such Book-Entry Note "canceled", make appropriate entries in its records and send such canceled Book-Entry Note to the Company. The CUSIP number assigned to such Book-Entry Note shall, in accordance with CUSIP
                          Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Book-Entry Note, the Trustee will exchange such Book-Entry Note for two Book-Entry
                          Notes, one of which shall represent the Notes for which withdrawal messages are processed and shall be canceled immediately after issuance, and the other of which shall represent the other Notes previously represented by the surrendered Book-Entry Note and shall bear the CUSIP number of the surrendered
                          Book-Entry Note.

                          If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures G and H, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

                          Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Book-Entry Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedures D and E, for the authentication and issuance of a Book-Entry Note representing such remaining Notes and will make appropriate entries in its records.


                   PART III:  PROCEDURES FOR NOTES ISSUED IN
                              CERTIFICATED FORM

Denominations:            The Notes will be issued in denominations of U.S.
                          $1,000 and any integral multiple thereof.

Interest:                 Each Note will bear interest in accordance with its
                          terms.  Interest will begin to accrue on the Original
                          Issue Date of a Note
                          for the first interest period and on the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods. Each payment of interest shall include interest accrued to, but excluding, the date of such payment.
                          Interest payments in respect of Fixed Rate Notes will be made semiannually on April 15 and October 15 of each year and at maturity. However, the first payment of interest on any Note issued between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date. The Regular
                          Record Date for any payment of interest shall be the March 31 or September 30 prior to the applicable
                          Interest Payment Date. Interest at maturity will be payable to the person to whom the principal is payable.

Payments of
Principal
and Interest:             Upon presentment and delivery of the Note, the Paying
                          Agent will pay the principal amount of each Note at maturity and the final installment of interest in immediately available funds. All interest payments on a Note, other than interest due at maturity, will be made by check drawn on the Paying Agent and mailed by the Paying Agent to the person entitled thereto as provided in the Note. However, holders of ten million dollars or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) shall be entitled to receive payments of interest, other than at maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Paying Agent not less than 16 days prior to the applicable Interest Payment Date. Any payment of principal or interest required to be made on an Interest Payment Date or at maturity of a Note which is not a Business Day (as defined below) need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at maturity, as the case may be, and no interest shall accrue for the period from and after such Interest
                          Payment Date or maturity.

                          The Paying Agent will provide monthly to the Company a list of the principal and interest, to the extent ascertainable, in each currency to be paid on Notes maturing in the next succeeding month. The Paying Agent will be responsible for withholding taxes on interest paid as required by applicable law, but shall be relieved from any such responsibility if it acts in good faith and in reliance upon an opinion of counsel.

                          Notes presented to the Paying Agent at maturity for
                          payment will be delivered to the Trustee for
                          cancelation.  All canceled Notes held by the Trustee
                          shall be destroyed, and the Trustee shall furnish to
                          the Company a certificate with respect to such
                          destruction.
Settlement
Procedures:               Settlement Procedures with regard to each Note
                          purchased through any Agent, as agent, shall be as follows:

                          A.     The Presenting Agent will advise the
                                 Company by telephone of the following
                                 settlement information with regard to
                                 each Note confirmed promptly thereafter by facsimile:

                                 1.     Exact name in which the Note is to be
                                        registered (the "Registered Owner").

                                 2.     Exact address or addresses of
                                        the Registered Owner for
                                        delivery, notices and payments
                                        of principal and interest.

                                 3.     Taxpayer identification number of the
                                        Registered Owner.

                                 4.     Principal amount of the Note.

                                 5.     Denomination of the Note.

                                 6.     Fixed Rate Notes:
                                              (a)     interest rate;
                                              (b)     sinking fund or redemption
                                                      date, if any; and
                                              (c)     sinking fund or redemption
                                                      prices, if any.

                                        Floating Rate Notes:
                                              (a)     interest rate basis;
                                              (b)     initial interest rate;
                                              (c)     spread or spread
                                                      multiplier, if any;
                                              (d)     interest rate reset dates;
                                              (e)     interest rate reset
                                                      period;
                                              (f)     interest payment dates;
                                              (g)     interest payment period;
                                              (h)     index maturity;
                                              (i)     calculation agent;
                                              (j)     maximum interest rate,
                                                      if any;
                                              (k)     minimum interest rate,
                                                      if any;
                                              (l)     calculation date;
                                              (m)     interest determination
                                                      dates;
                                              (n)     sinking fund or redemption
                                                      date, if any; and
                                              (o)     sinking fund or redemption
                                                      prices, if any.

                                 7.     Price to public of the Note.

                                 8.     Settlement Date (Original Issue
                                        Date).

                                 9.     Maturity Date.

                                10.     Net proceeds to the Company.

                                11.     Agent's Commission.

                          B.     The Company shall provide promptly, to
                                 the Trustee, if requested, the above
                                 Settlement information received from the
                                 Agent and shall cause the Trustee, from the
                                 Agent and shall cause the Trustee to issue,
                                 authenticate and deliver Notes.   The Company
                                 also shall provide to the Trustee and/or Agent a copy of the applicable Pricing
                                 Supplement, if requested.

                          C.     The Trustee will complete the
                                 preprinted 4-ply Note packet
                                 containing the following documents in
                                 forms approved by the Company, the
                                 Presenting Agent and the Trustee:

                                 1.     Note with Agent's customer
                                        confirmation.
                                 2.     Stub 1--for the Trustee.
                                 3.     Stub 2--for Agent.
                                 4.     Stub 3--for the Company.

                          D.     With respect to each trade, the
                                 Trustee will deliver the Notes and
                                 Stub 2 thereof to the Presenting Agent
                                 at the following applicable address:
                                 with respect to Morgan Stanley & Co.
                                 Incorporated, to Bank of New York,
                                 Dealer Clearance, One Wall Street (4th
                                 Floor), New York, NY 10005, attention
                                 of Kim Lee; J.P. Morgan Securities
                                 Inc., 15 Broad Street (17th Floor),
                                 New York, NY 10015, attention of Sam
                                 Melillo; and with respect to Salomon
                                 Brothers Inc, to Bank of New York,
                                 Dealer Clearance, One Wall Street (4th
                                 Floor), New York, NY 10005; attention
                                 of Cleola Moore.  The

                                 Paying Agent will keep Stub 1.  The
                                 Presenting Agent will acknowledge
                                 receipt of the Note through a broker's
                                 receipt and will keep Stub 2. Delivery
                                 of the Note will be made only against
                                 such acknowledgment of receipt.  Upon
                                 determination that the Note has been
                                 authorized, delivered and completed as
                                 aforementioned, the Presenting Agent
                                 will wire the net proceeds of the Note
                                 after deduction of its applicable
                                 commission to the Company pursuant to
                                 standard wire instructions given by
                                 the Company.

                          E.     The Presenting Agent will deliver the
                                 Note (with confirmations), as well as
                                 a copy of the Prospectus and any
                                 applicable Prospectus Supplement or
                                 Supplements received from the Company
                                 to the purchaser against payment in
                                 immediately available funds.

                          F.     The Trustee will send Stub 3 to the Company.

Settlement
Procedures
Timetable:                For offers accepted by the Company, Settlement
                          Procedures "A" through "F" set forth above shall be completed on or before the respective times set forth below:

                          Settlement
                          Procedure             Time
                          ---------             ----
                          [S]                  [C]
                          A-B                   3:00 p.m. on Business Day
                                                  prior to Settlement Date
                          C-D                   2:15 p.m. on Settlement Date
                           E                    3:00 p.m. on Settlement Date
                           F                    5:00 p.m. on Settlement Date

Failure to Settle:        In the event that a purchaser of a Note from the
                          Company shall either fail to accept delivery of or make payment for a Note on the date fixed for settlement, the Presenting Agent will forthwith notify the Trustee and





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                          the Company by telephone, confirmed in writing, and
                          return the Note to the Trustee.

                          The Trustee, upon receipt of the Note from the Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Presenting Agent in an amount of immediately available funds equal to the amount previously paid by such Agent in settlement for the Note. Such credits will be made on the Settlement Date if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Note in respect of which the failure occurred, the Trustee will cancel and destroy the Note, make appropriate entries in its records to reflect the fact that the Note was never issued, and accordingly notify in writing the Company.





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